UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

___________________________

CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-39126	82-2318545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 946-9185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CNSP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30 2022, CNS Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor for the sale by the Company of (i) 147,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,742,764 shares of Common Stock and (iii) warrants to purchase up to an aggregate of 1,889,764 shares of Common Stock (the “Common Warrants” and, collectively with the Pre-Funded Warrants, the “Warrants”), in a public offering. The combined purchase price of one share of Common Stock and accompanying Common Warrant is $3.175 and the combined purchase price of one Pre-Funded Warrant and accompanying Common Warrant is $3.174.

Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable into one share of Common Stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof). Each Common Warrant is exercisable into one share of Common Stock at a price per share of $3.03 (as adjusted from time to time in accordance with the terms thereof) and will expire on the fifth anniversary of the date of issuance. Each Pre-Funded Warrant is exercisable into one share of Common Stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof). The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance or resale of shares of Common Stock underlying the Warrants to or by the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The closing of the sales of these securities is expected to occur on or about December 5, 2022, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the offering are expected to be approximately $6.0 million, before deducting the placement agents’ fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from this offering to fund its clinical trials and preclinical programs, for other research and development activities and for general corporate purposes.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the date of the Purchase Agreement, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the date of the Purchase Agreement, subject to certain exceptions.

The offering of the Shares and Warrants was made pursuant to a Registration Statement on Form S-1 (File No. 333-267975) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on October 21, 2022 and declared effective on November 30, 2022. The offering of the Shares and Warrants was made only by means of a prospectus forming a part of the Registration Statement.

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On November 30, 2022, the Company entered into a placement agency agreement with H.C. Wainwright & Co., LLC (“Wainwright”) and Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline” and collectively with Wainright, the “Placement Agents”) (the “Placement Agreement”), pursuant to which the Company has agreed to pay the Placement Agents an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the transaction. Pursuant to the Placement Agreement, the Company will also issue to the Placement Agents or their designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock issued in the offering and issuable upon the exercise of the pre-funded warrants issued in the offering (the “Placement Agent Warrants”), or 94,488 Placement Agent Warrants. The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the offering price, or $3.7875 per share, subject to adjustments. The Company also agreed to reimburse certain expenses of Wainwright, including a non-accountable expense allowance of $50,000, legal fees and expenses in an amount up to $100,000 and clearing fees of $15,950. The Company also agreed to pay Wainwright a tail fee equal to the cash compensation in this offering, if any investor, who was contacted or introduced to the Company by Wainwright during the term of its engagement, provides the Company with capital in any public or private offering or other financing or capital raising transaction during the nine-month period following expiration or termination of our engagement of Wainwright. In addition, with certain exceptions, for a period of seven month following the closing of the offering, the Company has granted Wainwright the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to any financing or refinancing of indebtedness; and if the Company decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, the Company has granted Wainwright the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

In connection with the offering, the Company also entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the investor in the offering. Under the Warrant Amendment Agreement, the Company agreed to amend certain existing warrants (the “Existing Warrants”) to purchase up to an aggregate of (i) 16,667 shares of common stock at an exercise price of $66.00 per share and an expiration date of December 28, 2025 and (ii) 210,527 shares of common stock at an exercise price of $24.60 per share and an expiration date of January 10, 2027, as follows: (i) to lower the exercise price of the Existing Warrants to $3.03 per share, and (ii) to extend the expiration date of the Existing Warrants to five years following the closing of the offering.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Placement Agreement are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the Placement Agreement, the Warrant Amendment Agreement, the Common Warrant, the Pre-Funded Warrant and the Placement Agent Warrants are filed as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01.	Other Events.

On November 30, 2022, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit Description

4.1	Form of Warrant.
4.2	Form of Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
10.3	Form of Warrant Amendment Agreement
99.1	Press release dated November 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

	By:	/s/ Chris Downs
Chris Downs
Chief Financial Officer

Dated: December 1, 2022

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